EXHIBIT 23.12

CONSENT OF AMISANO HANSON AS AUDITOR

A PARTNERSHIP OF INCORPORATED PROFESSIONALS

AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Form SB-2/A-5 of Mongolian Explorations Ltd. (the "Company"), of our report of March 16, 2005 on the financial statements as of December 31, 2004 and for the year then ended. We also consent to the reference to our firm under the heading "Experts" in the Form SB-2/A-5. Our report dated March 16, 2005 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's viability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

"AMISANO HANSON"
AMISANO HANSON
Chartered Accountants

Vancouver, BC, Canada
April 25, 2005

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER, CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amisahan@telus.net